As filed with the United States Securities and Exchange Commission on February 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sundial Growers Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Province of Alberta	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#300, 919 – 11 Avenue SW

Calgary, AB T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Lehner Merritt Johnson Shearman & Sterling LLP 199 Bay Street Toronto, ON M5L 1E8 (416) 360-8484	Nathan Robb McCarthy Tétrault LLP Suite 4000 421—7th Avenue SW Calgary AB T2P 4K9 (403) 260-3500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-252278

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value				(1)(2)
Warrants				(1)(2)
Units				(1)(2)
Total	$19,130,938		$19,130,938	$2,087.19

(1)

The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $400,000,000 on a registration statement on Form F-3 (File No. 333-252278), which was declared effective by the Securities and Exchange Commission on January 25, 2021. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of $19,130,938 is being registered hereunder.

(2)

The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay to the Securities and Exchange Commission the filing fee of $2,087.19 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 3, 2021); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before February 3, 2021.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Sundial Growers Inc. is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form F-3, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-3, as amended (File No. 333-252278), of Sundial Growers Inc., including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on January 25, 2021, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of McCarthy Tétrault LLP as to the validity of the shares

23.1	Consent of KPMG LLP

23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

†	Filed as part of the registration statement on Form F-3 (File No. 333-252278)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Canada, on February 2, 2021.

By:	/s/ Zachary George
Name:	Zachary George
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zachary George Zachary George	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2021

/s/ James Keough James Keough	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2021

* J. Gregory Mills	Chairman and Director	February 2, 2021

* Gregory Turnbull	Director	February 2, 2021

* Elizabeth Cannon	Director	February 2, 2021

* Bryan D. Pinney	Director	February 2, 2021

*By:	/s/ Zachary George
Zachary George Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sundial Growers Inc., has signed this Registration Statement on February 2, 2021.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates